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CUSTODY AGREEMENT

THIS AGREEMENT is made effective the 1st day of May, 2000, by and between STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 ("State Street"), and Firsthand Funds, a Delaware business trust having its principal office and place of business at 125 South Market, Suite 1200, San Jose, California 95113 ("Fund").

WHEREAS, Fund desires to appoint State Street as custodian of the assets of the Fund's investment portfolio or portfolios listed on Schedule A (each a "Portfolio", and collectively the "Portfolios"); and

WHEREAS, State Street is willing to accept such appointment for the compensation and on the terms and conditions hereinafter set forth;

NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF CUSTODIAN. Fund hereby constitutes and appoints State Street as Custodian of the investment securities, interests in loans and other non-cash investment property, and monies at any time owned by each of the Portfolios and delivered to State Street as custodian hereunder ("Assets").

2.   REPRESENTATIONS AND WARRANTIES.

A.   Fund hereby represents, warrants and acknowledges to State Street:

1. That it is a trust duly organized and existing and in good standing under the laws of its state of organization, and that it is registered under the Investment Company Act of 1940 (the "1940 Act") ; and

2. That it has the requisite power and authority under applicable law, its bylaws and its declaration of trust to enter into this Agreement; it has taken all requisite action necessary to appoint State Street as custodian; this Agreement has been duly executed and delivered by Fund; and this Agreement constitutes a legal, valid and binding obligation of Fund, enforceable in accordance with its terms.

B.   State Street hereby represents, warrants and acknowledges to Fund:

1. That it is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts; and

2. That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; this Agreement has been duly executed and delivered by State Street; and this Agreement constitutes a legal, valid and binding obligation of State Street, enforceable in accordance with its terms.

3. That all books, records, information and data pertaining to the business of the Fund and its prior, present or potential shareholders that are received by State Street pursuant to the performance of State Street's duties under this Agreement shall remain confidential and shall not be disclosed to any other

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person, except as specifically authorized by the Fund or as may be required by law, and shall not be used for any purpose other than the performance of State Street's responsibilities and duties hereunder.

3.   DUTIES AND RESPONSIBILITIES OF THE PARTIES.

A. Delivery of Assets. Except as permitted by the 1940 Act, Fund will deliver or cause to be delivered to State Street on the effective date hereof, or as soon thereafter as practicable, and from time to time thereafter, all Assets acquired by, owned by or from time to time coming into the possession of each of the Portfolios during the term hereof. State Street has no responsibility or liability whatsoever for or on account of assets not so delivered.

B. Delivery of Accounts and Records. Fund will turn over or cause to be turned over to State Street all of each Portfolio's relevant accounts and records needed by State Street to perform its duties and responsibilities hereunder fully and properly. State Street may rely conclusively on the completeness and correctness of such accounts and records.

C. Delivery of Assets to Third Parties. State Street will receive delivery of and keep safely the Assets of each Portfolio segregated in a separate account. Upon delivery of any such Assets to a subcustodian appointed pursuant hereto (hereinafter referred to as "Subcustodian"), State Street will create and maintain records identifying such Assets as belonging to the applicable Portfolio. State Street is responsible for the safekeeping of the Assets only until they have been transmitted to and received by other persons as permitted under the terms hereof, except for Assets transmitted to Subcustodians, for which State Street remains responsible to the extent provided herein. State Street may participate directly or indirectly through a subcustodian in the Depository Trust Company (DTC), Treasury/Federal Reserve Book Entry System (Fed System), Participant Trust Company (PTC) or other depository approved by Fund (as such entities are defined at 17 CFR Section 270.17f-4(b)) (each a "Depository" and collectively the "Depositories"). State Street will be responsible to Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any Depository only to the same extent such Depository is responsible to State Street.

D. Registration. State Street will at all times hold registered Assets in the name of State Street as custodian, the applicable Portfolio, or a nominee of either of them, unless specifically directed by Instructions, as hereinafter defined, to hold such registered Assets in so-called "street name," provided that, in any event, State Street will hold all such Assets in an account of State Street as custodian containing only Assets of the applicable Portfolio, or only assets held by State Street as a fiduciary or custodian for customers; and provided further, State Street's records will at all times indicate the Portfolio or other customer for which such Assets are held and the respective interests therein. If, however, Fund directs State Street to maintain Assets in "street name", notwithstanding anything contained herein to the contrary, State Street will be obligated only to utilize its best efforts to timely collect income due the Portfolio on such Assets and to notify the Portfolio of relevant information, such as maturities and pendency of calls, and corporate actions including, without limitation, calls for redemption, tender or exchange offers, declaration, record and payment dates and amounts of any dividends or income, reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, or conversion ("Corporate Actions"). All Assets

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and the ownership thereof by each Portfolio will at all times be identifiable on the records of State Street. Fund agrees to hold State Street and its nominee harmless for any liability as a shareholder of record of securities held in custody.

E. Exchange. Upon receipt of Instructions, State Street will exchange, or cause to be exchanged, Assets held for the account of a Portfolio for other Assets issued or paid in connection with any Corporate Action or otherwise, and will deposit any such Assets in accordance with the terms of any such Corporate Action. Without Instructions, State Street is authorized to exchange Assets in temporary form for Assets in definitive form, to effect an exchange of shares when the par value of stock is changed, and, upon receiving payment therefore, to surrender bonds or other Assets at maturity or when advised of earlier call for redemption, except that State Street will receive Instruction prior to surrendering any convertible security.

F. Purchases of Investments -- Other Than Options and Futures. On each business day on which a Portfolio makes a purchase of Assets other than options and futures, Fund will deliver to State Street Instructions specifying with respect to each such purchase:

1.   If applicable, the name of the Portfolio making such purchase;
2.   The name of the issuer and description of the Asset;
3. The number of shares and the principal amount purchased, and accrued interest, if any;
4.   The trade date;
5.   The settlement date;
6. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;
7.   The total amount payable upon such purchase;
8. The name of the person from whom or the broker or dealer through whom the purchase was made; and
9. Whether the Asset is to be received in certificated form or via a specified Depository.

In accordance with such Instructions, State Street will pay for out of monies held for the purchasing Portfolio, but only insofar as such monies are available for such purpose, and receive the Assets so purchased by or for the account of such Portfolio, except that State Street, or a Subcustodian, may in its sole discretion advance funds to such Portfolio, which may result in an overdraft because the monies held on behalf of such Portfolio are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by Fund, State Street will make such payment only upon receipt of Assets: (a) by State Street; (b) by a clearing corporation of a national exchange of which State Street is a member; or (c) by a Depository. Notwithstanding the foregoing, (i) State Street may release funds to a Depository prior to the receipt of advice from the Depository that the Assets underlying a repurchase agreement have been transferred by book-entry into the account maintained with such Depository by State Street on behalf of its customers; provided that State Street's instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the Assets underlying the repurchase agreement in such account; (ii) State Street may make payment for time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; and (iii) State Street may make, or cause a Subcustodian to make, payment for the purchase of Assets the settlement of

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which occurs outside of the United States of America in accordance with generally accepted local custom and market practice.

G. Sales and Deliveries of Investments -- Other Than Options and Futures. On each business day on which a Portfolio makes a sale of Assets other than options and futures, Fund will deliver to State Street Instructions specifying with respect to each such sale:

1.   If applicable, the name of the Portfolio making such sale;
2.   The name of the issuer and description of the Asset;
3. The number of shares and principal amount sold, and accrued interest, if any;
4. The date on which the Assets sold were purchased or other information identifying the Assets sold and to be delivered;
5.   The trade date;
6.   The settlement date;
7. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;
8.   The total amount to be received by the Portfolio upon such sale; and
9. The name and address of the broker or dealer through whom or person to whom the sale was made.

State Street will deliver or cause to be delivered the Assets thus designated as sold for the account of the selling Portfolio as specified in the Instructions. Except as otherwise instructed by Fund, State Street will make such delivery upon receipt of: (a) payment therefore in such form as is satisfactory to State Street; (b) credit to the account of State Street with a clearing corporation of a national securities exchange of which State Street is a member; or (c) credit to the account maintained by State Street on behalf of its customers with a Depository. Notwithstanding the foregoing: (i) State Street will deliver Assets held in physical form in accordance with "street delivery custom" to a broker or its clearing agent; or (ii) State Street may make, or cause a Subcustodian to make, delivery of Assets the settlement of which occurs outside of the United States of America upon payment therefore in accordance with generally accepted local custom and market practice.

H. Purchases or Sales of Options and Futures. On each business day on which a Portfolio makes a purchase or sale of the options and/or futures listed below, Fund will deliver to State Street Instructions specifying with respect to each such purchase or sale:

1.   If applicable, the name of the Portfolio making such purchase or sale;

2.   In the case of security options:
a.   The underlying security;
b.   The price at which purchased or sold;
c.   The expiration date;
d.   The number of contracts;
e.   The exercise price;
f. Whether the transaction is an opening, exercising, expiring or closing transaction;
g.   Whether the transaction  involves a put or call;
h.   Whether the option is written or purchased;
i.   Market on which option traded; and
j. Name and address of the broker or dealer through whom the sale or purchase was made.

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3.   In the case of options on indices:
a.   The index;
b.   The price at which purchased or sold;
c.   The exercise price;
d.   The premium;
e.   The multiple;
f.   The expiration date;
g. Whether the transaction is an opening, exercising, expiring or closing transaction;
h.   Whether the transaction involves a put or call;
i.   Whether the option is written or purchased; and
j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

4.   In the case of security index futures contracts:
     a. The last trading date specified in the contract and, when available, the closing level, thereof;
b.   The index level on the date the contract is entered into;
c.   The multiple;
d.   Any margin requirements;
e. The need for a segregated margin account (in addition to Instructions, and if not already in the possession of State Street, Fund will deliver a substantially complete and executed custodial safekeeping account and procedural agreement, incorporated herein by reference); and
f. The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

5.   In the case of options on index future contracts:
a.   The underlying index future contract;
b.   The premium;
c.   The expiration date;
d.   The number of options;
e.   The exercise price;
f. Whether the transaction involves an opening, exercising, expiring or closing transaction;
g.   Whether the transaction involves a put or call;
h.   Whether the option is written or purchased; and
i.   The market on which the option is traded.

I. Assets Pledged or Loaned. If specifically allowed for in the prospectus of a Portfolio, and subject to such additional terms and conditions as State Street may require:

1. Upon receipt of Instructions, State Street will release or cause to be released Assets to the designated pledgee by way of pledge or hypothecation to secure any loan incurred by a Portfolio; provided, however, that State Street will release Assets only upon payment to State Street of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further Assets may be released or caused to be released for that purpose. Upon receipt of Instructions, State Street will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the Assets pledged or hypothecated therefore and upon surrender of the note or notes evidencing such loan.

2. Upon receipt of Instructions, State Street will release Assets to the designated borrower; provided, however, that the Assets will be released only upon deposit with State Street of full cash collateral as specified in such

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Instructions, and that the lending Portfolio will retain the right to any dividends, interest or distribution on such loaned Assets. Upon receipt of Instructions and the loaned Assets, State Street will release the cash collateral to the borrower.

J. Routine Matters. State Street will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with the Assets except as may be otherwise provided herein or upon Instruction from Fund.

K. Deposit Accounts. State Street will open and maintain one or more special purpose deposit accounts for each Portfolio in the name of State Street in such banks or trust companies (including, without limitation, affiliates of State Street) as may be designated by it or Fund in writing ("Accounts"), subject only to draft or order by State Street upon receipt of Instructions. State Street will deposit all monies received by State Street from or for the account of a Portfolio in an Account maintained for such Portfolio. Subject to Section 5 hereof, State Street agrees:

1. To make Fed Funds available to the applicable Portfolio at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into an Account, in the amount of the check;

2. To make funds available immediately upon a deposit made by Federal Reserve wire; and

3. To make funds available on the next business day after deposit of ACH wires.

L.   Income and Other Payments. State Street will:

1. Collect, claim and receive and deposit for the account of the applicable Portfolio all income (including income from the Accounts) and other payments which become due and payable on or after the effective date hereof with respect to the Assets, and credit the account of such Portfolio in accordance with the schedule attached hereto as Exhibit A. If, for any reason, a Portfolio is credited with income that is not subsequently collected, State Street may reverse that credited amount. If monies are collected after such reversal, State Street will credit the Portfolio in that amount;

2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

3. Take such other action as may be necessary or proper in connection with (a) the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of all coupons and other income items requiring presentation; and all other Assets which may mature or be called, redeemed, retired or otherwise become payable and regarding which State Street has actual knowledge, or should reasonably be expected to have knowledge; and (b) the endorsement for collection, in the name of Fund or a Portfolio, of all checks, drafts or other negotiable instruments.

State Street, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of Instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. State Street will receive, claim and collect

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all stock dividends, rights and other similar items and will deal with the same pursuant to Instructions.

M. Proxies and Notices. State Street will promptly deliver or mail or have delivered or mailed to Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to Assets and will, upon receipt of Instructions, execute and deliver or mail (or cause its nominee to execute and deliver or mail) such proxies or other authorizations as may be required. Except as provided herein or pursuant to Instructions hereafter received by State Street, neither it nor its nominee will exercise any power inherent in any such Assets, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such Assets, or give any consent, approval or waiver with respect thereto, or take any other similar action.

N. Disbursements. State Street will pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of each Portfolio (including but not limited to obligations in connection with the conversion, exchange or surrender of Assets, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of such Portfolio) pursuant to Instructions setting forth the name of the person to whom payment is to be made, and the amount and purpose of the payment.

O. Daily Statement of Accounts. State Street will, within a reasonable time, render to Fund a detailed statement of the amounts received or paid and of Assets received or delivered for the account of each Portfolio during each business day. State Street will maintain such books and records as are necessary to enable it to render, from time to time upon request by Fund, a detailed statement of the Assets. State Street will permit, and upon Instruction will cause any Subcustodian to permit, such persons as are authorized by Fund, including Fund's independent public accountants, reasonable access to such records or will provide reasonable confirmation of the contents of such records, and if demanded, State Street will permit, and will cause any Subcustodian to permit, federal and state regulatory agencies to examine the Assets, books and records of the Portfolio.

P.   Appointment of Subcustodians. Notwithstanding any other provisions hereof:

1. All or any of the Assets may be held in State Street's own custody or in the custody of one or more other banks or trust companies (including, without limitation, affiliates of State Street) acting as Subcustodians as may be selected by State Street. Any such Subcustodian selected by State Street must have the qualifications required for a custodian under the 1940 Act. State Street will be responsible to the applicable Portfolio for any loss, damage or expense suffered or incurred by such Portfolio resulting from the actions or omissions of any Subcustodians selected and appointed by State Street (except Subcustodians appointed at the request of Fund and as provided in Subsection 2 below) to the same extent State Street would be responsible to Fund hereunder if it committed the act or omission itself.

2. Upon request of Fund, State Street will contract with other Subcustodians reasonably acceptable to State Street for purposes of (a) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (b) providing depository and

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clearing agency services with respect to certain variable rate demand note securities, or (c) for other reasonable purposes specified by Fund; provided, however, that State Street will be responsible to Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any such Subcustodian only to the same extent such Subcustodian is responsible to State Street. Fund may review State Street's contracts with such Subcustodians.

Q.   Foreign Custody Manager ("FCM").

1. Delegation to State Street as FCM. The Fund hereby delegates to State Street, subject to Section (b) of Rule 17f-5 of the 1940 Act, the responsibilities set forth in this Section Q with respect to Foreign Assets held outside the United States, and State Street hereby accepts such delegation, as FCM of each Portfolio.

2. Definitions. Capitalized terms in this Section Q have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including financial institutions such as any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents in amounts deemed by Fund to be reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" or "FCM" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States
(i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3. Countries Covered. The FCM is responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Exhibit B hereto, which may be amended from time to time by the FCM. The FCM will list on Exhibit B the Eligible Foreign Custodians selected by the FCM to maintain the assets of each Portfolio. Mandatory Securities Depositories are listed on Exhibit C hereto, which Exhibit C may be amended from time to time by the FCM. The FCM will provide amended versions of Exhibits B and C in accordance with subsection 7 of this Section Q.

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Upon the receipt by the FCM of Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Exhibit B, and the fulfillment by the Fund of the applicable account opening requirements for such country, the FCM is deemed to have been delegated by the Board responsibility as FCM with respect to that country and to have accepted such delegation. Following the receipt of Instructions directing the FCM to close the account of a Portfolio with the Eligible Foreign Custodian selected by the FCM in a designated country, the delegation by the Board to State Street as FCM for that country is deemed to have been withdrawn and State Street will immediately cease to be the FCM of the Portfolio with respect to that country.

The FCM may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, State Street will have no further responsibility as FCM to a Portfolio with respect to the country as to which State Street's acceptance of delegation is withdrawn.

4.   Scope of Delegated Responsibilities.

a. Selection of Eligible Foreign Custodians. Subject to the provisions of this Section Q, the FCM may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the FCM in each country listed on Exhibit B, as amended from time to time.

In performing its delegated responsibilities as FCM to place or maintain Foreign Assets with an Eligible Foreign Custodian, the FCM will determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those set forth in Rule 17f-5(c)(1)(i) through (iv).

b. Contracts With Eligible Foreign Custodians. The FCM will determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the FCM will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country. Each such contract will include the provisions set forth in Rule 17f-5(c)(2)(I)(A) through (F), or, in lieu of any or all of the provisions set forth in said (A) through (F), such other provisions that the FCM determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in said (A) through (F) in their entirety.

c. Monitoring. In each case in which the FCM maintains Foreign Assets with an Eligible Foreign Custodian selected by the FCM, the FCM will establish a system to monitor (a) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (b) the contract governing the custody arrangements established by the FCM with the Eligible Foreign Custodian. In the event the FCM determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the FCM will notify the Board in accordance with subsection 7 of this Section Q.

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5.   Guidelines for the Exercise of Delegated Authority. For purposes of this
Section Q, the Board will be solely responsible for considering and determining to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as FCM of a Portfolio, and the Board will be solely responsible for monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund, on behalf of the Portfolios, and State Street each expressly acknowledge that the FCM will not be delegated any responsibilities under this Section Q with respect to Mandatory Securities Depositories.

6. Standard of Care as FCM of a Portfolio. In performing the responsibilities delegated to it, the FCM agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

7. Reporting Requirements. The FCM will report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Exhibits B and C at the end of the calendar quarter in which an amendment to either Schedule has occurred. The FCM will make written reports notifying the Board of any other material change in the foreign custody arrangements of a Portfolio described in this Section Q after the occurrence of the material change.

8. Representations with Respect to Rule 17f-5. The FCM represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to State Street that the Board has determined that it is reasonable for the Board to rely on State Street to perform the responsibilities delegated pursuant to this Agreement to State Street and as the FCM of each Portfolio.

9. Effective Date and Termination of State Street as FCM. The Board's delegation to State Street as FCM of a Portfolio will be effective as of the date hereof and will remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of subsection 3 of this Section Q govern the delegation to and termination of State Street as FCM of the Fund with respect to designated countries.

R. Accounts and Records are Property of Fund. State Street acknowledges that all of the accounts and records maintained by State Street pursuant hereto are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. State Street will assist Fund's independent auditors, or upon the prior written approval of Fund, or upon demand, any regulatory body, in any requested review of Fund's accounts and records, provided that Fund will reimburse State Street for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information or instructions, State Street will supply information from the books and records it maintains for Fund that Fund may reasonably request for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as Fund and State Street may agree upon from time to time.

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S.   Adoption of Procedures. State Street and Fund hereby adopt the Funds
Transfer Operating Guidelines attached hereto as Exhibit D. State Street and Fund may from time to time adopt such additional procedures as they agree upon, and State Street may conclusively assume that no procedure approved or directed by Fund, Fund's or Portfolio's accountants or other advisors conflicts with or violates any requirements of the prospectus, bylaws and declaration of trust, any applicable law, rule or regulation, or any order, decree or agreement by which Fund may be bound.

T. Advances. Fund will pay on demand any advance of cash or securities made by State Street or any Subcustodian, in its sole discretion and in the proper performance of its duties under this Agreement, for any purpose (including but not limited to securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of any Portfolio. Any such cash advance will be subject to an overdraft charge at the rate set forth in the then-current fee schedule from the date advanced until the date repaid. As security for each such advance, Fund hereby grants State Street and such Subcustodian a lien on and security interest in all Assets at any time held for the account of the applicable Portfolio, including without limitation all Assets acquired with the amount advanced. Should Fund fail to promptly repay the advance, State Street and such Subcustodian may utilize available cash and dispose of such Portfolio's Assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges.

U. Exercise of Rights; Tender Offers. Upon receipt of Instructions, State Street will: (1) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new Assets, if any, are to be delivered to State Street; and (2) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to State Street or the tendered securities are to be returned to State Street.

V.   Fund Shares.

1. Fund will deliver to State Street Instructions with respect to the declaration and payment of any dividend or other distribution on the shares of capital stock of a Portfolio ("Fund Shares") by a Portfolio. On the date specified in such Instruction, State Street will pay out of the monies held for the account of the Portfolio, insofar as it is available for such purposes, and credit to the account of the Dividend Disbursing Agent for the Portfolio, the amount specified in such Instructions.

2. Whenever Fund Shares are repurchased or redeemed by a Portfolio, Portfolio or its agent will give State Street Instructions regarding the aggregate dollar amount to be paid for such shares. Upon receipt of such Instruction, State Street will charge such aggregate dollar amount to the account of the Portfolio and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such Instruction. State Street has no duty or responsibility to determine that Fund Shares have been removed from the proper shareholder accounts or that the proper number of Fund Shares have been canceled and removed from the shareholder records.

3. Whenever Fund Shares are purchased from Fund, Fund will deposit or cause to be deposited with State Street the amount received for such shares. State

Street has no duty or responsibility to determine that Fund Shares purchased from Fund have been added to the proper shareholder account or that the proper number of such shares have been added to the shareholder records.

4.   INSTRUCTIONS.

A. The term "Instructions", as used herein, means written (including telecopied, telexed, or electronically transmitted) or oral instructions which State Street reasonably believes were given by a designated representative of Fund. Fund will deliver to State Street, prior to delivery of any Assets to State Street and thereafter from time to time as changes therein are necessary, written Instructions naming one or more designated representatives to give Instructions in the name and on behalf of Fund, which Instructions may be received and accepted by State Street as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect until receipt by State Street of notice to the contrary. Unless such written Instructions delegating authority to any person to give Instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, State Street will be under no obligation to inquire into the right of such person, acting alone, to give any Instructions whatsoever. If Fund fails to provide State Street any such Instructions naming designated representatives, any Instructions received by State Street from a person reasonably believed to be an appropriate representative of Fund will constitute valid and proper Instructions hereunder. The term "designated representative" may include Fund's or a Portfolio's employees and agents, including investment managers and their employees.

B. No later than the next business day immediately following each oral Instruction, Fund will send State Street written confirmation of such oral Instruction. At each party's sole discretion, each party may record on tape, or otherwise, any oral Instruction whether given in person or via telephone, each such recording identifying the date and the time of the beginning and ending of such oral Instruction. Prior to recording such oral Instructions, the recording party shall give the caller notice that recording is taking place.

C. Fund will provide, upon State Street's reasonable request, a certificate signed by an officer or designated representative of Fund, as conclusive proof of any fact or matter required to be ascertained from Fund hereunder. Fund will also provide State Street Instructions with respect to any matter concerning this Agreement requested by State Street. If State Street reasonably believes that it could not prudently act according to the Instructions, or the instruction or advice of Fund's or a Portfolio's accountants or counsel, it may in its discretion, with written notice to Fund, not act according to such Instructions.

5. LIMITATION OF LIABILITY OF STATE STREET. The indemnification provided for in this section does not apply to any claim by Fund against State Street that is upheld by a court. For other claims, Fund agrees that State Street is not responsible or liable for, and Fund will indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees (including without limitation, disbursements and the allocable cost of in-house counsel), payments and liabilities which may be asserted against or incurred by State Street or for which State Street may be held to be liable, provided that in each case, State Street has acted in good faith and with reasonable care, arising out of or attributable to:

A.   State Street's action or failure to act pursuant hereto;

B. State Street's payment of money as requested by Fund, or the taking of any action which might make it or its nominee liable for payment of monies or in any other way, all as requested by Fund; provided, however, that nothing herein obligates State Street to take any such action or expend its own monies in its sole discretion;

C. State Street's action or failure to act hereunder upon any Instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed, including any Instruction, communications, data or other information received by State Street by means of the Systems, as hereinafter defined, or any electronic system of communication;

D. State Street's action or failure to act in good faith reliance on the advice or opinion of counsel for Fund with respect to questions or matters of law, which advice or opinion may be obtained by State Street at the expense of Fund, or on the Instruction, advice or statements of any officer or employee of Fund, or Fund's accountants or other authorized individuals;

E. The purchase or sale of any securities or foreign currency positions. Without limiting the generality of the foregoing, State Street is under no duty or obligation to inquire into:

1. The validity of the issue of any securities purchased by or for any Portfolio, or the legality of the purchase thereof or of foreign currency positions, or evidence of ownership required by Fund to be received by State Street, or the propriety of the decision to purchase or the amount paid therefore;

2. The legality of the sale of any securities or foreign currency positions by or for any Portfolio, or the propriety of the amount for which the same are sold; or

3. The legality of the issue or sale of any Fund Shares, or the sufficiency of the amount to be received therefore, the legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefore, or the legality of the declaration of any dividend by Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

F. Any error, omission, inaccuracy or other deficiency in any Portfolio's accounts and records or other information provided to State Street by or on behalf of a Portfolio, or the failure of Fund to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform its duties hereunder;

G. Fund's refusal or failure to comply with the terms hereof (including without limitation Fund's failure to pay or reimburse State Street under
Section 5 hereof), Fund's negligence or willful misconduct, or the failure of any representation or warranty of Fund hereunder to be and remain true and correct in all respects at all times;

H. The use or misuse, whether authorized or unauthorized, of the Systems or any electronic system of communication used hereunder, by Fund or by any person who acquires access to the Systems or such other systems through the terminal device, passwords, access instructions or other means of access to such Systems or such other system which are utilized by, assigned to or otherwise made available to Fund, except to the extent attributable to any negligence or willful misconduct by State Street;

I. Any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money to be received by State Street on behalf of a Portfolio until actually received; provided, however, that State Street will advise Fund promptly if it fails to receive any such money in the ordinary course of business and will cooperate with Fund toward the end that such money is received;

J. Except as provided in Section 3.P hereof, loss occasioned by the acts, omissions, defaults or insolvency of any broker, bank, trust company, securities system or any other person not affiliated with State Street and with whom State Street may deal; and

K. The failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation: any interruption, loss or malfunction of any public utility, transportation, or communication service; inability to obtain labor, material, equipment or transportation for a reasonable cost, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction, war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

State Street will not confess any claim or settle or make any compromise in any instance in which Fund will be asked to provide indemnification, except with Fund's prior written consent. Any amounts payable by Fund under this Section 5 shall be satisfied only against the assets of the Portfolio of Fund involved in the claim, demand, action or suit and not against the assets of any other investment portfolio of Fund. Neither party to this agreement is liable to the other for consequential, special or punitive damages

6. COMPENSATION. In consideration for its services hereunder, Fund will pay to State Street the compensation set forth in a separate fee schedule, incorporated herein by reference, to be agreed to by Fund and State Street from time to time, and upon reasonable demand, reimbursement for State Street's cash disbursements and reasonable out-of-pocket costs and expenses, including attorneys' fees and disbursements, incurred by State Street in connection with the performance of services hereunder. State Street may charge such compensation against monies held by it for the account of the Portfolios. State Street will also be entitled to charge against any monies held by it for the account of the Portfolios the amount of any loss, damage, liability, advance, overdraft or expense for which it is entitled to reimbursement from Fund, including but not limited to fees and expenses due to State Street for other services provided to Fund by State Street. State Street will be entitled to reimbursement by Fund for the losses, damages, liabilities, advances, overdrafts and expenses of Subcustodians only to the extent that (a) State Street would have been entitled to reimbursement hereunder if it had incurred the same itself directly, and (b) State Street is obligated to reimburse the Subcustodian therefore.

7. TERM AND TERMINATION. This Agreement shall become effective on the date of its execution and shall remain in full force and effect indefinitely from the effective date unless either party terminates this Agreement by written notice to the other party, such notice to be in writing, delivered or mailed postage prepaid, to the other party. For State Street to terminate this Agreement, State Street shall give at least one hundred twenty (120) days' prior notice to Fund. For Fund to terminate this agreement, Fund shall give at least ninety (90) days prior notice to State Street. Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement with respect to any other Portfolio. Upon termination hereof:

A. Fund will pay State Street its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date;

B. Fund will designate a successor custodian by Instruction to State Street. In the event no such Instruction has been delivered to State Street on or before the date when such termination becomes effective, then State Street may, at its option, (i) choose as successor custodian a bank or trust company meeting the qualifications for custodian set forth in the 1940 Act and having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, or (ii) apply to a court of competent jurisdiction for the appointment of a successor or other proper relief, or take any other lawful action under the circumstances; provided, however, that Fund will reimburse State Street for its reasonable costs and expenses, including reasonable attorney's fees, incurred in connection therewith; and

C. State Street will, upon payment of all sums due to State Street from Fund hereunder or otherwise, deliver at State Street's office all Assets, duly endorsed and in form for transfer, to the successor custodian, or as specified by the court. State Street will cooperate in effecting changes in book-entries at all Depositories. Upon delivery to a successor or as specified by the court, State Street will have no further obligations or liabilities hereunder.

In the event that Assets remain in the possession of State Street after the date of termination hereof for any reason other than State Street's failure to deliver the same, State Street is entitled to compensation as provided in the then-current fee schedule for its services during such period, and the provisions hereof relating to the duties and obligations of State Street will remain in full force and effect.

8. NOTICES. Notices, requests, instructions and other writings addressed to Fund to the attention of "Fund Accounting" at the address set forth above, or at such other address as Fund may have designated to State Street in writing, will be deemed to have been properly given to Fund hereunder. Notices, requests, Instructions and other writings addressed to State Street at 801 Pennsylvania, Kansas City, Missouri 64105, Attention: Custody Department, or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to State Street hereunder.

9.   THE SYSTEMS; CONFIDENTIALITY.

A. If State Street provides Fund direct access to the computerized custody recordkeeping and accounting systems used by State Street ("State Street Systems") or if State Street and Fund agree to utilize any electronic system of communication, Fund agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of State Street Systems or such other system.

B. Fund will preserve the confidentiality of State Street Systems and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, State Street Systems and the business of State Street or its affiliates ("State Street Confidential Information"). Fund agrees that it will not voluntarily disclose any such State Street Confidential Information to any other person other than its own employees who reasonably have a need to know such information pursuant hereto. Fund will return all such Confidential Information to State Street upon termination or expiration hereof.

C. Fund has been informed that State Street Systems are licensed for use by State Street and its affiliates from one or more third parties ("State Street Licensors"), and Fund acknowledges that State Street and State Street Licensors have proprietary rights in and to State Street Systems and all other State Street or State Street Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats, and procedures, including without limitation any changes or modifications made at the request or expense or both of Fund (collectively, the "State Street Protected Information"). Fund acknowledges that State Street Protected Information constitutes confidential material and trade secrets of State Street and State Street Licensors. Fund will preserve the confidentiality of State Street Protected Information, and Fund hereby acknowledges that any unauthorized use, misuse, disclosure or taking of State Street Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. Fund will so inform employees and agents who have access to State Street Protected Information or to any computer equipment capable of accessing the same. State Street Licensors are intended to be and are third party beneficiaries of Fund's obligations and undertakings contained in this Section.

D. Fund hereby represents and warrants to State Street that it has determined to its satisfaction that State Street Systems are appropriate and suitable for its use. THE STATE STREET SYSTEMS ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. STATE STREET EXPRESSLY DISCLAIMS ALL WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, EXCEPT THOSE WARRANTIES EXPRESSLY STATED HEREIN.

E. State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are reasonably free from material and serious defects. State Street will make the changes to its products at no cost to the Fund and in a commercially reasonable time frame and will require third-party suppliers to do likewise.

Similarly, Fund will take reasonable steps to ensure that its electronic systems reflect the available state of the art technology and are reasonably free from material and serious defects, and if any changes are required, Fund will make the changes to its systems at no cost to State Street and in a commercially reasonable time frame.

F    State Street hereby represents and warrants to Fund that all books, records, information and data pertaining to the business of the Fund and its prior, present or potential shareholders that are received by State Street pursuant to the performance of State Street's duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized by the Fund or as may be required by law, and shall not be used for any purpose other than the performance of State Street's responsibilities and duties hereunder.

G    If Fund provides State Street direct access to its computerized recordkeeping, accounting or other systems used by Fund ("Fund Systems") or if Fund and State Street agree to utilize any electronic system of communication, State Street agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of Fund Systems or such other system.

H. State Street will preserve the confidentiality of Fund Systems and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, Fund Systems and the business of Fund or its affiliates ("Fund Confidential Information"). State Street agrees that it will not voluntarily disclose any such Fund Confidential Information to any other person other than its own employees who reasonably have a need to know such information pursuant hereto. State Street will return all such Fund Confidential Information to Fund upon termination or expiration hereof.

I. State has been informed that Fund Systems are licensed for use by Fund and its affiliates from one or more third parties ("Licensors"), and State Street acknowledges that Fund and Licensors have proprietary rights in and to Fund Systems and all other Fund or Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats, and procedures, including without limitation any changes or modifications made at the request or expense or both of State Street (collectively, the "Fund Protected Information"). State Street acknowledges that Fund Protected Information constitutes confidential material and trade secrets of Fund and Licensors. State Street will preserve the confidentiality of Fund Protected Information, and State Street hereby acknowledges that any unauthorized use, misuse, disclosure or taking of Fund Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. State Street will so inform employees and agents who have access to the Fund Protected Information or to any computer equipment capable of accessing the same. Licensors are intended to be and are third party beneficiaries of State Street's obligations and undertakings contained in this Section.

J. State Street hereby represents and warrants to Fund that it has determined to its satisfaction that the Fund Systems are appropriate and suitable for its use. FUND SYSTEMS ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. FUND EXPRESSLY DISCLAIMS ALL WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, EXCEPT THOSE WARRANTIES EXPRESSLY STATED HEREIN.

10. MULTIPLE PORTFOLIOS. If Fund is comprised of more than one Portfolio, the following provisions apply:

A. Each Portfolio will be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to Fund is deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances will the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement as to each Portfolio is understood to be for clerical convenience only and will not constitute any basis for joining the Portfolios for any reason.

B. Absent written notification to the contrary by Fund or State Street, each new Portfolio established in the future by Fund shall automatically become a "Portfolio" for all purposes hereunder as if listed on Schedule A.
11. MISCELLANEOUS.

A. This Agreement will be construed according to, and the rights and liabilities of the parties hereto will be governed by, the laws of the State of Delaware without reference to the choice of laws principles thereof.

B. All terms and provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

C. The representations and warranties, the indemnifications extended hereunder, and the provisions of Section 2.B.3 and Section 9 hereof are intended to and will continue after and survive the expiration, termination or cancellation hereof.

D. No provisions hereof may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

E. The failure of either party to insist upon the performance of any terms or conditions hereof or to enforce any rights resulting from any breach of any of the terms or conditions hereof, including the payment of damages, will not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party's rights hereunder will be effective unless contained in a written instrument signed by the party against whom such waiver, release or discharge is sought to be enforced.

F. The captions herein are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

G. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

H. If any provision hereof is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

I. The benefits of this Agreement may not be assigned by either party nor may either party delegate all or a portion of its duties hereunder without the prior written consent of the other party. Notwithstanding the foregoing, Fund agrees that State Street may delegate all or a portion of its duties to an affiliate of State Street, provided that such delegation will neither eliminate nor reduce the obligations of State Street under this Agreement.

J. Neither the execution nor performance hereof will be deemed to create a partnership or joint venture by and between State Street and Fund or any Portfolio.

K. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by either party hereunder will not affect any rights or obligations of the other party hereunder.

L. Notice is hereby given that a copy of Fund's declaration of trust and all amendments thereto is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement are binding only upon the assets and property of Fund and not upon any Trustee, officer of shareholder of Fund individually.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.


STATE STREET BANK AND TRUST                       FIRSTHAND FUNDS
COMPANY

By:  /s/ Robert G. Novellano                      By:  /s/ Omar Billawala
    -------------------------------                   --------------------------

Title:   Vice-President                           Title:   Secretary
    -------------------------------                   --------------------------


EXHIBIT A -- INCOME AVAILABILITY SCHEDULE

Foreign--Income will be credited contractually on pay day in the markets noted with Contractual Income Policy. The markets noted with Actual income policy will be credited income when it is received.

Market           Income Policy        Market          Income Policy    Market                Income Policy
Argentina        Actual               Hong Kong       Contractual      Poland                Actual
Australia        Contractual          Hungary         Actual           Portugal              Contractual
Austria          Contractual          India           Actual           Russia                Actual
Bahrain          Actual               Indonesia       Actual           Singapore             Contractual
Bangladesh       Actual               Ireland         Actual           Slovak Republic       Actual
Belgium          Contractual          Israel          Actual           South Africa          Actual
Bermuda          Actual               Italy           Contractual      South Korea           Actual
* Bolivia        Actual               Ivory Coast     Actual           Spain                 Contractual
Botswana         Actual               * Jamaica       Actual           Sri Lanka             Actual
Brazil           Actual               Japan           Contractual      Swaziland             Actual
Canada           Contractual          Jordan          Actual           Sweden                Contractual
Chile            Actual               Kenya           Actual           Switzerland           Contractual
China            Actual               Lebanon         Actual           Taiwan                Actual
Colombia         Actual               Luxembourg      Actual           Thailand              Actual

Cyprus           Actual               Malaysia        Actual           * Trinidad & Tobago   Actual
Czech Republic   Actual               Mauritius       Actual           * Tunisia             Actual
Denmark          Contractual          Mexico          Actual           Turkey                Actual
Ecuador          Actual               Morocco         Actual           United Kingdom        Contractual
Egypt            Actual               Namibia         Actual           United States         See Attached
**Euroclear      Contractual/Actual   Netherlands     Contractual      Uruguay               Actual
Euro CDs         Actual               New Zealand     Contractual      Venezuela             Actual
Finland          Contractual          Norway          Contractual      Zambia                Actual
France           Contractual          Oman            Actual           Zimbabwe              Actual
Germany          Contractual          Pakistan        Actual           Ghana                 Actual
Peru             Actual               Greece          Actual           Philippines           Actual

*     Market is not 17F-5 eligible
**    For Euroclear, contractual income paid only in markets listed with Income
Policy of Contractual.


United States--
Income Type       DTC   FED   PTC   Physical
Dividends         Contractual N/A   N/A   Actual
Fixed Rate Interest           Contractual Contractual N/A   Actual
Variable Rate Interest        Contractual Contractual N/A   Actual
GNMA I   N/A      N/A         Contractual PD +1 N/A
GNMA II  N/A      N/A         Contractual PD ***      N/A
Mortgages         Actual      Contractual Contractual Actual
Maturities        Actual      Contractual N/A    Actual

Exceptions to the above Contractual Income Policy include securities that are:

<     Involved in a trade whose settlement either failed, or is pending over the record date, (excluding the United States);

<     On loan under a self directed securities lending program other than State
Street's own vendor lending program;

<     Known to be in a condition of default, or suspected to present a risk of default or payment delay;

<     In the asset categories, without limitation, of Private Placements,
Derivatives, Options, Futures, CMOs, and Zero Coupon Bonds.

<     Securities whose amount of income and redemption cannot be calculated in advance of payable date, or determined in advance of actual collection, examples include ADRs;

<     Payments received as the result of a corporate action, not limited to, bond calls, mandatory or optional puts, and tender offers.

***   For GNMA II securities, if the 19th day of the month is a business day,
Payable/Distribution Date is the next business day. If the 19th is not a business day, but the 20th is a business day, Payable/Distribution date is the first business day after the 20th. If both the 19th and 20th are not business days, Payable/Distribution will be the next business day thereafter.

Argentina    Citibank, N.A.                                                        --

Australia    Westpac Banking Corporation                                   --

Austria      Erste Bank der Oesterreichischen                                           --
             Sparkassen AG


Bahrain      The British Bank of the Middle East (as delegate of the                    --
             Hongkong and Shanghai Banking Corporation Limited)

Bangladesh   Standard Chartered Bank                                       --

Belgium      Generale de Banque                                                    --

Bermuda      The Bank of Bermuda Limited                                   --

Bolivia      Banco Boliviano Americano S.A.                                             --

Botswana     Barclays Bank of Botswana Limited                                     --

Brazil       Citibank, N.A.                                                             --

Bulgaria     ING Bank N.V.                                                 --

Canada       State Street Trust Company Canada                                     --

Chile        Citibank, N.A.                                                        --

People's     The Hongkong and Shanghai Banking Corporation                         --
Republic of  Limited, Shanghai and Shenzhen branches
China

Colombia     Cititrust Colombia S.A.Sociedad Fiduciaria                                 --

Costa Rica   Banco BCT S.A.                                                --

Croatia      Privredana Banka Zagreb d.d                                                --

Cyprus       The Cyprus Popular Bank Ltd.                                          --

Czech        Ceskoslovenska Obchodni Banka, A.S.                                   --
Republic

Denmark      Den Danske Bank                                               --
Ecuador      Citibank, N.A.                                                        --

Egypt        Egyptian British Bank                                                 --
             (as delegate of The Hongkong and Shanghai
             Banking Corporation Limited)

Estonia      Hansabank                                                     --

Finland      Merita Bank Plc                                               --

France       Paribas, S.A.                                                              --

Germany      Dresdner Bank AG                                              --

Ghana        Barclays Bank of Ghana Limited                                        --

Greece       National Bank of Greece S.A
             Bank of Greece, System for Monitoring Transactions in Securities in
             Book-Entry Form


Hong Kong    Standard Chartered Bank                                       --

Hungary      Citibank Rt.                                                          --

Iceland      Icebank Ltd.                                                               --

India        Deutsche Bank AG                                              --
             The Hongkong and Shanghai Banking
             Corporation Limited

Indonesia    Standard Chartered Bank                                       --

Ireland      Bank of Ireland                                                       --

Israel       Bank Hapoalim B.M.                                                         --

Italy        Paribas, S.A.                                                         --

Ivory Coast  Societe Generale de Banques en Cote d'Ivoire                          --

Jamaica      Scotiabank Jamaica Trust and Merchant Bank, Ltd.                           --

Japan        The Fuji Bank Limited              Japan Securities Depository
             The Sumitomo Bank, Limited         Center (JASDEC)

Jordan       British Bank of the Middle East (as delegate of The           --
             Hongkong and Shanghai Banking Corporation Limited)

Kenya        Barclays Bank of Kenya Limited                                        --

Republic of  The Hongkong and Shanghai Banking                                     --
Korea        Corporation Limited

Latvia       A/s Hansabank                                                         --

Lebanon      British Bank of the Middle East                                       --
             (as delegate of The Hongkong and
             Shanghai Banking Corporation Limited)

Lithuania    Vilniaus Bankas AB                                                    --

Malaysia     Standard Chartered Bank Malaysia Berhad                               --

Mauritius    The Hongkong and Shanghai Banking                                     --
             Corporation Limited

Mexico       Citibank Mexico, S.A.                                         --

Morocco      Banque Commerciale du Maroc                                   --

Namibia      (via) Standard Bank of South Africa                                   --

Netherlands  MeesPierson N.V.                                              --

New Zealand  ANZ Banking Group (New Zealand) Limited                       --


Norway       Christiania Bank og Kreditkasse, ASA                                  --

Oman         The British Bank of the Middle East(as delegate of The                     --
             Hongkong and Shanghai Banking Corporation Limited)

Pakistan     Deutsche Bank AG                                              --

Palestine    British Bank of the Middle East (as delegate of the                        --
             Hongkong and Shanghai Banking Corporation Limited)

Peru         Citibank, N.A.                                                        --

Philippines  Standard Chartered Bank                                       --

Poland       Citibank (Poland) S.A.                                                --

Portugal     Banco Comercial Portugues                                             --

Romania      ING Bank, N.V.                                                --

Russia       Credit Suisse First Boston, AO, Moscow                                     --
             (as delegate of Credit Suisse First Boston, Zurich)

Singapore    The Development Bank of Singapore Ltd.                                --

Slovak       Ceskoslovenska Obchodna Banka A.S.                                    --
Republic

Slovenia     Banka Austria d.d.                                                    --

South Africa Standard Bank of South Africa Limited                                      --

Spain        Banco Santander Central Hispano, S.A.                                 --

Sri Lanka    The Hongkong and Shanghai Banking Corporation Limited                 --

Swaziland    Standard Bank Swaziland Limited                               --

Sweden       Skandinaviska Enskilda Banken                                 --

Switzerland  UBS AG                                                        --

Taiwan -     Central Trust of China                                        --
R.O.C.

Thailand     Standard Chartered Bank                                               --

Trinidad     Republic Bank Ltd.                                                    --
& Tobago

Tunisia      Banque Internationale Arabe de Tunisie                                     --

Turkey       Citibank, N.A.                                                --

Ukraine      ING Bank, Ukraine                                             --


United       State Street Bank and Trust Company,                                  --
Kingdom      London Branch

Uruguay      Citibank, N.A.                                                --

Venezuela    Citibank, N.A.                                                --

Vietnam      The Hongkong and Shanghai                                     --
             Banking Corporation Limited

Zambia       Barclays Bank of Zambia Limited                               --

Zimbabwe     Barclays Bank of Zimbabwe Limited                             --

Euroclear    (The Euroclear System)/State Street London Limited

Cedel, S.A.  (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE  (for EASDAQ Securities)

Argentina    -Caja de Valores S.A.

Australia    -Austraclear Limited;
             -Reserve Bank Information and Transfer System

Austria      -Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Belgium      -Caisse Interprofessionnelle de Depots et de Virement de Titres S.A.;
             -Banque Nationale de Belgique

Brazil       -Companhia Brasileira de Liquidacao e

Bulgaria     -Central Depository AD
             -Bulgarian National Bank

Canada       -The Canadian Depository for Securities Limited

Chile        -Deposito Central de Valores S.A.

People's Republic  -Shanghai Securities Central Clearing and Registration Corporation;
of China           -Shenzhen Securities Central Clearing Co., Ltd.

Colombia     -Deposito Centralizado de Valores

Costa Rica   -Central de Valores S.A.

Croatia      Ministry of Finance; - National Bank of Croatia

Czech Republic     --Stredisko cennych papiru;
                    -Czech National Bank

Denmark      -Vaerdipapircentralen (The Danish Securities Center)

Egypt        -Misr Company for Clearing, Settlement, and Central Depository


Estonia      -Eesti Vaartpaberite Keskdepositooruim

Finland      -The Finnish Central Securities Depository

France       -Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres

Germany      -The Deutscher Borse Clearing AG

Greece       -The Central Securities Depository (Apothetirion Titlon AE)

Hong Kong    -The Central Clearing and Settlement System;
             -Central Money Markets Unit

Hungary      -Kozponti Elszamolohaz es Ertekatr (Budapest) Rt. (KELER) [Mandatory for
             gov't Bonds and dematerialized equities only; SSB does not use for other securities]

India        -The National Securities Depository Limited
             -Reserve Bank of India

Indonesia    -Bank Indonesia
             -PT Kustodian Sentral Efek Indonesia

Ireland      -The Central Bank of Ireland, Securities Settlement Office

Israel       -The Tel Aviv Stock Exchange Clearing House Ltd.;
             -Bank of Israel (As part of the TASE Clearinghouse system)

Italy        -Monte Titoli S.p.A.;
             -Banca d'Italia

Ivory Coast  -Depositaire Central - Banque de Reglement

Jamaica      -Jamaica Central Securities Depository

Japan        -Bank of Japan Net System

Kenya        -Central Bank of Kenya

Republic     -Korea Securities Depository Corporation
of Korea

Latvia       -The Latvian Central Depository

Lebanon      -The Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (MIDCLEAR
              S.A.L.;
             -The Central Bank of Lebanon

Lithuania    -The Central Securities Depository of Lithuania

Malaysia     -The Malaysian Central Depository Sdn. Bhd.;
             -Bank Negara Malaysia, Scripless Securities Trading and Safekeeping Systems

Mauritius    -The Central Depository & Settlement Co. Ltd.

Mexico       -S.D. INDEVAL, S.A. de C.V.(Instituto para el Deposito de Valores);

Morocco      -Maroclear


The Netherlands   -Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand       -New Zealand Central Securities Depository Limited

Norway       -Verdipapirsentralen (the Norwegian Registry of Securities)

Oman         -Muscat Securities Market Depository & Securities Registration Company

Pakistan     -Central Depository Company of Pakistan Limited; state Bank of Pakistan

Palestine    -The Palestine Stock Exchange

Peru         -Caja de Valores y Liquidaciones S.A.

Philippines  -The Philippines Central Depository Inc.
             -The Registry of Scripless Securities (ROSS) of the Bureau of the Treasury

Poland       -The National Depository of Securities (Krajowy Depozyt Papierow Wartosociowych);
             -Central Treasury Bills Registrar

Portugal     -Central de Valores Mobiliarios (Central)

Romania      -National Securities Clearing, Settlement and Depository Co.;
             -Bucharest Stock Exchange Registry Division;
             -National Bank of Romania

Singapore    -Central Depository (Pte)Limited;
             -Monetary Authority of Singapore

Slovak Republic   -Stredisko cennych papierov SR Bratislava, a.s.;
                  -National Bank of Slovakia

Slovenia -Klirinsko Depotna Druzba d.d.

South Africa      -The Central Depository Limited

Spain             -Servicio de Compensacion y Liquidacion de Valores, S.A.;
                  -Banco de Espana; Central de Anotaciones en Cuenta

Sri Lanka         -Central Depository System (Pvt) Limited

Sweden   -Vardepapperscentralen VPC AB (the Swedish Central Securities Depository)

Switzerland       -SIS  SegaIntersettle

Taiwan - R.O.C.   -The Taiwan Securities Central Depository Company, Ltd.

Thailand -Thailand Securities Depository Company Limited

Tunisia  - Societe Tunisienne Interprofessionelle de Compensation et de Depot de
           Valeurs Mobilieres


Turkey            -Takas ve Saklama Bankasi A.S. (TAKASBANK)
                  -Central Bank of Turkey

Ukraine  -The National Bank of Ukraine

United Kingdom    -The Bank of England, The Central Gilts Office; The Central Moneymarkets Office

Venezuela         -Central Bank of Venezuela

Zambia   -LuSE Central Shares Depository Limited
         -Bank of Zambia


EXHIBIT D -- FUNDS TRANSFER OPERATING GUIDELINES


1. OBLIGATION OF THE SENDER: State Street Bank and Trust Company and affiliates ("SSB") is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that SSB has been instructed to transfer. SSB is hereby instructed to accept funds transfer instructions only via the delivery methods and Security Procedures indicated on the attached selection form (and any updated selection forms hereafter executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by SSB after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by SSB. SSB shall execute payment orders in compliance with the selected Security Procedures and with the Client's/Investment Manager's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. SSB will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by SSB. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to SSB. The Client must notify SSB immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. SSB shall verify the authenticity of all instructions according to the selected Security Procedures.

3. ACCOUNT NUMBERS: SSB shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by SSB at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. SSB will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: SSB reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of SSB's receipt of such payment order;
(b) if initiating such payment order would cause SSB, in SSB's sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if SSB, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: SSB shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in sufficient time to afford SSB a reasonable opportunity to act prior to executing the payment order. However, SSB assumes no liability if the request for amendment or cancellation cannot be satisfied by SSB's reasonable efforts.

6. ERRORS: SSB shall assume no responsibility for failure to detect any erroneous payment order provided that SSB complies with the payment order instructions as received and SSB complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: SSB shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless SSB is notified of the unauthorized payment order within thirty
(30) days of notification by SSB of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall SSB be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the Mid-America Payment Exchange or other similar body, SSB or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATIONS: Confirmation of SSB's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through SSB's account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. MISCELLANEOUS: SSB may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. SSB and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of SSB or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

SECURITY PROCEDURES SELECTION FORM


Please select at least two of the funds transfer security procedures indicated below.

[  ]  SWIFT
      SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages.

      Selection of this security procedure would be most appropriate for existing SWIFT members.

[X]   REMOTE BATCH TRANSMISSION
      Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and SSB and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals.

      Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business such as shareholder redemptions and dividend payments.

[ ]   AUTOMATED CLEARING HOUSE (ACH)
SSB or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client's or its agent's system to SSB's or its agent's system with encryption.

[X]   REPETITIVE WIRES
      For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by Telephone Confirmation (Call Back) or Test Key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key.

      This alternative is recommended whenever funds are frequently transferred between the same two accounts. If this option is selected, choose either

Telephone Confirmation or Test Key to be used as a secondary procedure when over $10 million.

[X]   STANDING INSTRUCTIONS
      Funds are transferred by SSB to a counter party on the Client's established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures as described by Telephone Confirmation (Call
Back) or Test Key. Additional paperwork will be required from insurance Clients using 1031 drawdowns.

      This option is used for transactions that include but are not limited to Foreign Exchange Contracts, Time Deposits and Tri-Party Repurchase Agreements. If this option is selected, choose either Telephone Confirmation or Test Key to be used as a secondary procedure when over $10 million.

[X]   TELEPHONE CONFIRMATION (CALL BACK)
      This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. SSB will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client's location to authenticate the instruction.

      Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures. Please complete the Telephone Confirmation Instructions attached as a Schedule hereto.

[ ]   TEST KEY
      Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. SSB will provide test keys if this option is chosen. SSB will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at SSB.

Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

The individual signing below must be authorized to sign contract on behalf of the client. The execution of payment orders under the selected Security Procedures is governed by the Funds Transfer Operating Guidelines, which are incorporated by reference.

CLIENT

By:      /s/ Omar Billawala
         Authorized Signature


Type or Print Name Omar Billawala


Title Secretary


Date 9 May 00

SCHEDULE TO FUNDS TRANSFER OPERATING GUIDELINES
AND SECURITY PROCEDURES SELECTION FORM



CLIENT/INVESTMENT MANAGER:
                                                        Company Name

KEY CONTACT INFORMATION
Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT             ALTERNATE CONTACT
Name              Name
Address                     Address
City/State/Zip Code                   City/State/Zip Code
Telephone Number                  Telephone Number
Facsimile NumberSWIFT Number               Facsimile Number


TELEPHONE CONFIRMATION INSTRUCTIONS
Authorized Initiators (Please Type or Print) - Please provide a listing of your staff members who are currently authorized to INITIATE wire transfer instructions:

NAME     TITLE    SPECIMEN SIGNATURE











Authorized Verifiers (Please Type or Print) - Please provide a listing of your staff members who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME     CALLBACK PHONE NUMBER      DOLLAR LIMITATION (IF ANY)










Schedule A
Listing of Portfolios as of May 1, 2000

Technology Value Fund-Registered Trademark-
Technology Leaders Fund

Technology Innovators Fund
The Communications Fund(TM)
The e-Commerce Fund(TM)